Exhibit 10.1

EMPLOYMENT SEPARATION AGREEMENT

AND RELEASE OF CLAIMS

This Agreement (“Agreement”) is made by and between MICHAEL SNYDER (“Employee”) and AIRNET SYSTEMS, INC., an Ohio corporation (the “Company”) (hereinafter collectively “the parties”).

WHEREAS, Employee has been employed by the Company as an officer since on or about February of 2004;

WHEREAS, the parties acknowledge it is in their individual and mutual best interests for Employee to separate from his employment with the Company effective January 29, 2005, but remain available to consult with the Company on a mutually agreed basis for a period thereafter; and

WHEREAS, the parties wish to define the terms and conditions of Employee’s separation from employment with the Company;

NOW, THEREFORE, in exchange for and in consideration of the following mutual covenants and promises, the undersigned parties, intending to be legally bound, hereby agree as follows:

1.                                       Separation from Employment.  Employee agrees his employment with the Company will end effective January 29, 2005 (“Separation Date”).  On the Separation Date, Employee’s employment with the Company and all further compensation, remuneration, bonuses, and eligibility of Employee under Company benefit plans shall terminate, and Employee shall not be entitled to receive any further payments or benefits of any kind from the Company (including accrued vacation pay) except as otherwise provided in this Agreement or by applicable law.

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2.                                       Salary and Job Title Prior to Separation Date.  The Company agrees to change Employee’s job title to Senior Vice President of Operations effective August 1, 2004, and to adjust Employee’s salary to One Hundred Ninety Thousand Dollars ($190,000.00) per year effective (and retroactively adjusted and paid to) August 1, 2004.  Retroactive pay for the five (5) month period from August 1, 2004 through December 31, 2004 equals Twelve Thousand Five Hundred Dollars ($12,500.00), which shall be paid to Employee, less required withholdings, no later than January 17, 2005.  All other existing terms and conditions of Employee’s employment will remain unchanged until the Separation Date, and Employee agrees to cooperate and assist in the transition of his job duties and responsibilities in an orderly and efficient manner.

3.                                       Consulting Services Following Separation Date.  Following the Separation Date, the Employee agrees to provide consulting services for the Company on such matters as both parties agree upon; provided that no such consulting shall be required to be performed at any particular place of business, except as agreed to by Employee, and further provided that such consulting services shall be reasonably limited so as not to interfere or conflict with any other responsibilities the Employee may have.  All reasonable expenses, including travel expenses, incurred by Employee in performing any such requested consulting services shall be promptly reimbursed by the Company upon submission by Employee of expense documentation.  Each hour of actual consulting service provided shall be compensated at a rate of $100.00.  Employee shall be responsible for billing the Company for these services and will be responsible for paying appropriate taxes.  The Company shall pay Employee within 14 days of receipt of billing and/or expenses from Employee, and will provide Employee with the appropriate contact and address for billing purposes.

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4.                                       Severance Benefits Following Separation Date.  The Company agrees to pay to Employee an amount equal his last annual base salary (i.e., $190,000.00) over the twelve (12) month period from the Separation Date to January 31, 2006, in twenty-four (24) equal semimonthly installments, subject to ordinary and necessary withholding taxes.  The first of these payments shall be on or about February 14, 2005, and the final of these payments shall be on or about January 31, 2006.  The Company will also reimburse Employee for the costs of outplacement services incurred by him through the end of calendar year 2005, up to a maximum amount of Fifteen Thousand Dollars ($15,000.00), and such reimbursement will be made within fourteen (14) days after receipt by the Company of adequate documentation of such expenses.  Payments under this Paragraph 4 do not, and shall not be construed to, create or continue an employment relationship between Employee and Company following the Separation Date.

5.                                       Medical Insurance.  The Company agrees to make a lump sum payment to Employee within thirty (30) days following the Separation Date in an amount equal to the Employee’s cost of continuing the medical insurance coverage for Employee and Employee’s eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the twelve (12) month period following the Separation Date, less an amount equal to the premium the Employee would have paid for such insurance had Employee continued employment for the same twelve (12) month period from the Separation Date to January 31, 2006.

6.                                       Withholding.  The Company will make appropriate deductions from the amounts paid to Employee under Paragraphs 2 and 4 of this Agreement (other than reimbursement of outplacement expenses) based upon the most recent Form W-4 submitted by

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Employee to the Company.  Employee agrees that he will be exclusively liable for payment of the employee portion of any and all taxes which may be due as a result of all payments to him under this Agreement and agrees that he will pay such taxes at such time and in such amount required of him.

7.                                       Stock Options.  In addition to the severance payments under Paragraph 4 and the other benefits under this Agreement, Employee shall vest in all unvested stock options held by Employee on or before the Separation Date and shall retain all rights to exercise such vested stock options until January 31, 2006, to the extent and in accordance with all terms and restrictions imposed by applicable plans and agreements, as most recently amended, under which such options are granted.

8.                                       References.  The Company shall respond to employment reference inquiries concerning Employee only with basic background information that confirms job title, salary and dates of service, including post-resignation consulting services, unless otherwise specifically authorized in writing signed by Employee to provide further information.  Responses to such reference inquires shall be signed or otherwise handled by the Company’s current Chief Executive Officer.

9.                                       Employee’s Release.  In consideration of the execution of this Agreement, Employee, for himself, his family, heirs, executors, administrators, agents and assigns, fully and forever releases and discharges the Company, as well as any and all of its affiliated corporations and all of its past, present and future officers, directors, agents, employees, shareholders, attorneys, insurers, predecessors, successors, administrators and assigns, as applicable (hereinafter the “Released Parties”) of and from any and all manner of action or actions, cause or

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causes of action, suits, debts, covenants, contracts, agreements, judgments, executions, claims and demands whatsoever in law or equity, whether known or unknown, which Employee has or may now have against the Released Parties for or by reason of any transaction, matter, cause or thing whatsoever which has arisen or occurred prior to or including the date of his signing of this Agreement, whether based on tort, express or implied contract, or any federal, state or local law, statute or regulation, including, but not limited to, any alleged violation of the Civil Rights Act of 1991; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act of 1990 (ADA); the Family and Medical Leave Act of 1993 (FMLA); the Age Discrimination in Employment Act of 1967 (ADEA); the Fair Labor Standards Act (FLSA); the Sarbanes - Oxley Act of 2002; the Occupational Safety and Health Act of 1970 (OSHA); the Older Workers Benefit Protection Act (OWBPA); Ohio’s Equal Pay Act; Ohio’s Continuation of Benefits Act; Ohio’s workers compensation laws; the Ohio Civil Rights Act, including but not limited to claims based on age, race, sex and other forms of employment discrimination; and any and all other claims which have arisen or which could arise out of Employee’s released claims, but excluding any vested rights Employee may have under any pension or welfare plan of the Company for which he would otherwise qualify.

10.                                 General Release and Covenant Not to Sue.  Employee and Company expressly acknowledge that this is a full, complete, and general release and is to be construed to the broadest extent permitted by law.  Employee and Company specifically intend the release and waiver to be broadly construed so as to resolve any dispute which may exist or which may hereafter arise based upon any fact or matter occurring prior to execution of this Agreement.  Employee is not waiving any rights that cannot be waived by law, but does forever waive his

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right to recover any damages should the U.S. Department of Labor, U.S. Equal Employment Opportunity Commission, Ohio Civil Rights Commission or any other state or federal agency ever pursue a claim on his behalf against the Released Parties relating to any matter whatsoever from the beginning of time to the date of his execution of this Agreement.

11.                                 Attorneys Fees to Enforce Agreement; Indemnity.  The parties agree that if either party must initiate litigation to enforce its rights under this Agreement and the party seeking relief is deemed by the court the prevailing party, the prevailing party shall recover any reasonable attorneys’ fees and costs incurred in pursuing its rights under this Agreement.  The Company agrees to indemnify, defend, and hold harmless Employee from and against any and all liabilities, claims, costs and expenses, including reasonable attorneys’ fees, in any matter arising out of or in connection with his employment with the Company, provided that Employee was acting in good faith and within the scope and course of his employment with respect to such matter.

12.                                 Future Testimony.  Employee agrees that, unless compelled by a lawful court order or subpoena, he will not discuss with any current, future, or former employee of the Company or its predecessor, successor, parent, subsidiary, or affiliate entities, or any attorney(s) or other representatives of such persons, or anyone else, any information concerning (a) the existing, former, or potential claims of Employee or of any current, future, or former employee of the Company, against the Company and/or the Released Parties; or (b) the policies, personnel, accounting, public disclosures, or business transactions of the Company.  Employee shall not otherwise counsel or assist such individuals in investigating, pursuing, or prosecuting claims, charges, or lawsuits against the Company and/or the Released Parties.  Employee further agrees

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that, unless compelled by a lawful court order or subpoena, he will not discuss with current, future, or former clients or customers of the Company, or any federal, state, or local government officials anything concerning or involving the Company and/or the Released Parties and/or Employee’s employment with the Company.  Should Employee be contacted, he agrees to immediately notify the Company as soon as he becomes aware of such contact, court order, or subpoena by calling the Company’s Chief Executive Officer, or the equivalent first, and then, second, by notifying AirNet’s Chief Executive Officer in writing by e-mail or U.S. Mail.

13.                                 Nondisparagement.  Except as otherwise required by law, the parties agree not to speak negatively concerning the other party, and agree not to do or say anything which would adversely affect the reputation, image, or business relationships or goodwill currently enjoyed by the other party in his/its market and the community at large.  For purposes of this Paragraph 13, the restrictions and agreements of the Company apply only to its officers.

14.                                 No Liability or Admission.  The Company specifically denies any wrongdoing and disclaims any liability to or wrongful acts against Employee.  It is understood that the Payment and promises contained within this Agreement are not, and should not be construed as, an admission or acknowledgment by the Company of any liability whatsoever to any person or entity, but, rather, this Agreement is mutually and voluntarily entered into to accommodate the wishes and desires of each party.

15.                                 Unauthorized Disclosure.  The Employee shall not, during his employment with the Company and thereafter, make any Unauthorized Disclosure.  For purposes of this Agreement, “Unauthorized Disclosure” shall mean disclosure by the Employee without the prior written consent of the Company to any person, other than an employee of the Company or a

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person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of duties as an employee of the Company or as may be legally required, of any confidential information with respect to any of the Company’s customers, products, methods of distribution, strategies, business and marketing plans, business policies and practices, litigation strategies or defenses, and plans for new business concepts; provided, however, that such term shall not include the use or disclosure by the Employee, without consent, of any information known generally to the public (other than as a result of disclosure by the Employee in violation of this Paragraph 15).  This confidentially covenant has no temporal, geographical or territorial restriction.

16.                                 Strict Compliance.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of any term, covenant or condition hereof.  If any provision hereof shall be determined to be unlawful or improper, or unenforceable for any other reason, the remaining provisions of this Agreement shall remain in full force and effect.

17.                                 Legal Theories and Factual Assumptions.  This Agreement shall not be subject to attack on the grounds that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate.

18.                                 Modifications.  No modifications hereof shall be effective unless the same be in a writing duly executed by all parties hereto.  This Agreement represents the sole and entire agreement between the parties and supersedes any and all prior agreements, negotiations, and discussions between the parties hereto and/or their representatives.

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19.                                 Governing Law.  This Agreement shall be construed as a whole in accordance with its fair meaning and the laws of the State of Ohio.  The parties agree that the language of this Agreement shall not be construed for or against any particular party merely because that party or its attorneys prepared, drafted or proposed such language.

20.                                 Execution.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a single memorandum.

21.                                 Time to Consider and Revoke.  Employee understands and agrees that:  (1) he has been advised to consult with an attorney prior to executing this Agreement; (2) he has been given twenty-one (21) days from the date of receipt of the Agreement to consider it; and (3) after he signs this Agreement, he has seven (7) days from that date to change his mind and revoke the Agreement.  Employee further acknowledges and agrees that this Agreement is written in plain language which he fully understands.  To revoke the Agreement, Employee understands that he must communicate his decision in writing via facsimile and U.S. Mail to Jonathan M. Norman, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008, (614) 719-4887, by 5:00 p.m. on the seventh day following his signing of this Agreement.  Employee understands and agrees that should he revoke this Agreement, it shall become null and void in its entirety.

22.                                 Acknowledgment of Voluntary Act.  Employee acknowledges that he has carefully read this Agreement, that he has had ample opportunity to be advised by legal counsel of his choosing prior to entering into this Agreement, and that he now knowingly and voluntarily agrees to each and every item contained within this Agreement and to execute the same.

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EMPLOYEE SHOULD INITIAL AND DATE PAGES 1 – 10

OF AGREEMENT IN BOTTOM RIGHT CORNER

IN WITNESS WHEREOF, the parties hereby execute this Agreement on the day and year indicated below.

Date:	12/21	, 2004	/s/ Michael Snyder
MICHAEL SNYDER

Sworn to before me and subscribed in my presence this 21 day of Dec., 2004.

/s/ Ann Mancuso
Notary Public
[Notary Seal]

AIRNET SYSTEMS, INC.

Date:	12/21	, 2004	By:	/s/ Joel E. Biggerstaff

			Its:	C.E.O.

Sworn to before me and subscribed in my presence this 21 day of Dec., 2004.

/s/ Ann Mancuso
Notary Public
[Notary Seal]

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